EXHIBIT 10.16(b)

WRITTEN DESCRIPTION OF ORAL AGREEMENT BETWEEN CHINA ARCHITECTURAL ENGINEERING, INC., FIRST ALLIANCE FINANCIAL GROUP, INC., AND WESTPARK CAPITAL, INC. AFFILIATES

China Architectural Engineering, Inc. (the “Company”) entered into an oral agreement on with the following shareholders: First Alliance Financial Group, Inc., and WestPark Capital Affiliates (which consists of Richard Rappaport, The Amanda Rappaport Trust, and The Kailey Rappaport Trust) (collectively, the “Shareholders”). The parties verbally agreed that the Company would register the Shareholders’ shares of common stock in the Company in a registration statement to be filed after the date the Company’s securities commence trading on the American Stock Exchange.